Table of Contents

As filed with the Securities and Exchange Commission on February 24, 2021

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

Form S-8

———————

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORWARD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	13-1950672
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

700 Veterans Memorial Highway, Suite 100 Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

Forward Industries, Inc. 2021 Equity Incentive Plan Forward Industries, Inc. 2011 Long Term Incentive Plan
(Full title of the plan)

Anthony Camarda Chief Financial Officer 700 Veterans Memorial Highway, Suite 100 Hauppauge, New York 11788
(Name and address of agent for service)

(631) 547-3041
(Telephone number, including area code, of agent for service)

Copy to:

Brian Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.01 per share (“Common Stock”) (3)	507,082	$4.35	$2,205,806.70	$240.65
Common Stock under the 2021 Equity Incentive Plan (4)	1,291,000	4.35	5,615,850.00	612.69
Total	1,798,082		$7,821,656.70	$853.34

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(1)	This Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan (the “2021 Plan” or pursuant to outstanding stock option awards set forth herein as a result of stock splits, stock dividends and other terms pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(h) and (c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on February 22, 2021.

(3)	Represents shares of Common Stock which may be acquired by directors and executive officers pursuant to outstanding options under the 2011 Plan and which are being registered for reoffer and resale hereby. The registration fee has been previously paid in connection with the registration of Common Stock for issuance under the Forward Industries, Inc. 2011 Long Term Incentive Plan (the “2011 Plan” and together with the 2021 Plan, the “Plans”). The reoffer prospectus included herein also includes 20,000 shares of Common Stock that may be acquired by the directors and executive officers pursuant to outstanding stock options under the 2011 Plan, which in each case were included in the reoffer prospectus filed on September 16, 2016 and for which in each case the filing fees have previously been paid.

(4)	Represents shares of Common Stock available for future grants under the 2021 Plan as of the date of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, to register a total of 1,291,000 shares of Common Stock of Forward Industries, Inc. (the “Company” or the “Registrant”) issuable under the 2021 Plan. The Company previously registered 1,850,000 shares of Common Stock issuable under the 2011 Plan pursuant to Registration Statement on Form S-8 (File No. 333-194510), filed with the Commission on March 12, 2014, as amended by Post-Effective Amendment No. 1 filed on September 16, 2016, and Registration Statement on Form S-8 (File No. 333-225968) filed with the Commission on June 28, 2018 (collectively, the “Prior Form S-8s”).

This Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (which we refer to as the “Selling Shareholders”), as described under the section entitled “Selling Shareholders” therein, in connection with reoffers and resales on a continuous or delayed basis of a total of 527,082 shares of Common Stock that may be acquired by the Selling Shareholders pursuant to outstanding stock options granted under the 2011 Plan (20,000 of which were previously included in the 2016 resale prospectus). The Selling Shareholders are considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of General Instruction C to Form S-8. The reoffer prospectus updates and supplements and should be read in conjunction with the information contained in the reoffer prospectus previously filed with the Commission on September 16, 2016.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION

This prospectus relates to a total of 1,291,000 shares of Common Stock issuable to employees, consultants, officers, and directors of Forward Industries, Inc. and its subsidiaries under the 2021 Plan.

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Commission pursuant to Rule 428(b)(1) under the Securities Act.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary or (631) 547-3041.

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REOFFER PROSPECTUS

FORWARD INDUSTRIES, INC.

This prospectus relates to the reoffer and resale of up to 527,082 shares of common stock, par value $0.01 per share (the “Common Stock”) of Forward Industries, Inc. (the “Company”) that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, including the shares of Common Stock that have been acquired or may hereafter be acquired by the Company’s directors and executive officers deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), pursuant to Forward Industries, Inc. 2011 Long Term Incentive Plan, as amended (the “2011 Plan”) or Forward Industries, Inc. 2021 Equity Incentive Plan (the “2021 Plan” and together with the 2011 Plan, the “Plans”). The names of the Selling Shareholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Shareholders” to the extent we presently have such information. Additionally, other affiliate selling shareholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Shareholders” beginning on page 3.

The Selling Shareholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market (or such other available market), at prices different than prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Shareholders. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FORD.” On February 23, 2021, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $3.65 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 24, 2021.

You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “Forward” “we,” “us,” and “our” refer to Forward Industries, Inc. and its consolidated subsidiaries.

Our Company

Forward Industries, Inc. (“Forward”, “we”, “our” or the “Company”), through its wholly-owned subsidiaries, Forward Industries (IN), Inc., Forward Industries (Switzerland) GmbH, Forward Industries UK Limited, Intelligent Product Solutions, Inc. (“IPS”), and Kablooe, Inc. (“Kablooe”), is a fully integrated design, development and manufacturing solution provider for top tier medical and technology customers worldwide. The Company has expanded its ability to design and develop solutions for our existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services.  In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, the Company is now a one-stop shop for design, development and manufacturing solutions serving a wide range of clients in the industrial, commercial and consumer industries. The Company’s previous principal customer market has been original equipment manufacturers, or “OEMs” (or the contract manufacturing firms of these OEM customers), that either package our products as accessories “in box” together with their branded product offerings or sell them through their retail distribution channels. The Company’s OEM products include carrying cases and other accessories for medical monitoring and diagnostic kits and a variety of other portable electronic and non-electronic products (such as sporting and recreational products, bar code scanners, smartphones, GPS location devices, tablets and firearms).

As a result of the expansion of the design development capabilities through its wholly-owned subsidiaries, IPS and Kablooe, the Company is now able to introduce proprietary products to the market from concepts brought to it from a number of different sources, both inside and outside the Company.

By virtue of our strategic collaboration and distribution agreements, we have secured a portfolio of smart enabled products which we have begun distributing to retail outlets in the United States. The rollout of these products has been delayed by COVID-19. As a result of this collaboration and other product initiatives, we invested in and began to build out a retail distribution network responsible for getting products into big box retailers for retail consumption. This build out is a continuation of our strategy to be a one-stop shop for product development, manufacture and distribution and represents a significant achievement in completing the strategic process of taking a product from concept to the consumer.

Through the manufacturer representative agreements we currently have in place, we expect to sell products to retailers such as Best Buy, Target, Walmart, Costco, Amazon, CVS, Walgreens, Staples, Office Depot and many others. The manufacturer representative model allows us to engage and support a large sales team and cover a larger territory with a variable cost model as these representatives work on commission only.

Corporate Information

Our principal executive offices are located at 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, and our telephone number is (631) 547-3041. Our corporate website address is www.forwardindustries.com. The information on our website is not incorporated into this reoffer prospectus.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Shareholders who are deemed “affiliates” of the Company pursuant to the Plans.

The following table sets forth as of February 22, 2021 with respect to the Selling Shareholders:

(a)	the name of each Selling Shareholder;

(b)	the number of shares of Common Stock beneficially owned by each Selling Shareholder;

(c)	the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and

(d)	the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

We may amend or supplement this reoffer prospectus from time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each such Selling Shareholder and information about the shares beneficially owned by such Selling Shareholders.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Shares of Common Stock Offered Pursuant to this Reoffer Prospectus (2)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Officers and Directors
Sangita Shah (3)	550,418	200,000	350,418	3.4%
Howard Morgan (4)	318,656	198,656	120,000	1.2%
James Ziglar (5)	128,426	118,426	10,000	*
Terence Wise (6)	1,823,936	10,000	1,813,936	18.0%

*	Represents less than 1%.

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(1)	Applicable percentages are based on 9,886,351 shares of Common Stock outstanding as of February 22, 2021, adjusted as required by rules of the Commission. Beneficial ownership is determined under the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options currently exercisable, or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. Other than Common Stock, the table includes only vested options, or options will vest and become exercisable within 60 days.

(2)	Consists of 527,082 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2011 Plan.

(3)	Ms. Shah is a director. Shares offered pursuant to this reoffer prospectus include (i) 111,181 shares underlying stock options exercisable at $1.13 per share and (ii) 88,819 shares underlying stock options exercisable at $1.44 per share (partial number of options from a 2018 option grant).

(4)	Mr. Morgan is a director. Shares offered pursuant to this reoffer prospectus include (i) 120,237 shares underlying stock options exercisable at $1.54, (ii) 68,419 shares underlying stock options exercisable at $1.13 per share and (iii) 10,000 stock options (exercisable at $1.23 per share) previously registered on a Prior Form S-8.

(5)	Mr. Ziglar is a director. Shares offered pursuant to this reoffer prospectus consist of (i) 50,007 shares underlying stock options exercisable at $1.54 per share and (ii) 68,419 shares underlying stock options exercisable at $1.13 per share.

(6)	Mr. Wise is a director and an executive officer. Shares offered pursuant to this reoffer prospectus represent shares underlying stock options exercisable at $1.23 per share previously registered on a Prior Form S-8.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Shareholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on The Nasdaq Capital Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Stock offered hereby.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Nason Yeager Gerson Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

EXPERTS

The consolidated financial statements as of September 30, 2020 and 2019 incorporated by reference in this reoffer prospectus have been audited by CohnReznick, LLP an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference in this reoffer prospectus in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Commission. You can review our electronically filed reports, proxy and information statements on the Commission’s website at http://www.sec.gov/ or on our website at https://forwardindustries.com/investors/sec-filings/. Information included on our website is not part of this reoffer prospectus.

We have filed with the Commission a registration statement on Form S-8, as amended, under the Securities Act, with respect to the shares of Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the Commission. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this reoffer prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed on December 17, 2020;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed on February 12, 2021;

(c)	Current Reports on Form 8-K filed on December 23, 2020, February 1, 2021 and February 22, 2021; and

(d)          The description of our Common Stock in Exhibit 4.1 included in our Annual Report on Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company will provide a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, upon written or oral request. You may request this information by writing or calling us at the following address or phone number:

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3041

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) (except with respect to information furnished but not filed with the Commission pursuant to Item 2.02 or 7.01 of Form 8-K, only those reports that so indicate on the cover page thereof) of the Exchange Act, until the sale of all the shares of Common Stock that are part of this offering.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The documents we are incorporating by reference are as follows:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed on December 17, 2020;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed on February 12, 2021;

(c)	Current Reports on Form 8-K filed on December 23, 2020, February 1, 2021 and February 22, 2021;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above;

(e)	The description of our Common Stock in Exhibit 4.1 included in our Annual Report on Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

(f)	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the New York Business Corporation Law (“BCL”), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director of officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonable believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

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Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the BCL, any indemnification under the BCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the shareholders.

The indemnification described above under the BCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the BCL.

Article V of the Registrant’s Amended and Restated Bylaws provides as follows:

“ARTICLE V. INDEMNIFICATION. Section 501. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (and whether or not (i) by or in the right of the Corporation to procure a judgment in its favor or (ii) by or in the right of any Other Entity (as defined below) which such person served in any capacity at the request of the Corporation, to procure a judgment in its favor), by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the Corporation or served such Other Entity in any capacity at the request of the Corporation, against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other governmental body, or (b) in otherwise seeking to enforce the provisions of this Section 501, or (c) in securing or enforcing such person’s rights under any policy of director or officer liability insurance provided by the Corporation, if such person acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of services for any Other Entity, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that such person did not act in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any Other Entity, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

However, (i) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (ii) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (iii) in the event of a proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the Corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any expense described in the first paragraph of this Section 501 that is incurred by any person entitled to indemnification under this Section 501 shall be paid or reimbursed to such person by the Corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the Corporation to the extent, if any, that such person (i) is ultimately found not to be entitled to indemnification or (ii) receives reimbursement for such expenses under a policy of insurance paid for by the Corporation. Such advances shall be paid by the Corporation to such person within twenty days following delivery of a written request therefor by such person to the Corporation. No payment made by the Corporation pursuant to this paragraph shall be deemed or construed to relieve the issuer of any insurance policy of any obligation or liability which, but for such payment, such insurer would have to the Corporation or to any director or officer of the Corporation or other individual to whom or on whose behalf such payment is made by the Corporation.

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The indemnification and advancement of expenses provided by this Section 501: (i) shall continue as to the person entitled to indemnification hereunder even though he or she may have ceased to serve in the capacity that entitles him or her to indemnification at the time of the action or proceeding and (ii) shall inure to the benefit of the heirs, executors and administrators of such person.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section 501 shall be entitled to (i.e., has a legally binding right against the Corporation to) the indemnification authorized by this Section 501. Except as provided in the immediately preceding sentence, any indemnification provided for in this Section 501 (unless ordered by a court under Section 724 of the Business Corporation Law), shall be made by the Corporation only if authorized in the specific case:

(1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in the first two paragraphs of this Section 501, or,

(2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

(B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

Notwithstanding any other provision hereof, no amendment or repeal of this Section 501, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of reasonable expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys’ fees, to the extent permitted by law, but the Corporation’s failure to do so shall not in any manner affect or limit the rights provided for by this Section 501 or otherwise.

For purposes of this Section 501, the term “the Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions, and the term “Other Entity” shall mean a corporation (other than the Corporation) of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 501, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to any employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.”

In addition the Registrant maintains Directors and Officers Liability insurance. We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.    EXHIBITS.

Exhibit #	Exhibit Description
4.1	Forward Industries, Inc. 2011 Long Term Incentive Plan, as amended (incorporated by reference to Exhibit 4.3 to Form 10-Q filed on 2/14/19)
4.2	Forward Industries, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to Form 8-K filed on 12/23/20)
5.1	Legal Opinion of Nason Yeager Gerson Harris & Fumero, P.A.*
23.1	Consent of CohnReznick LLP, independent registered public accounting firm*
23.3	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (contained in exhibit 5.1)

* Filed herewith.

ITEM 9.    UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on February 24, 2021.

FORWARD INDUSTRIES, INC.

By:	/s/ Terence Wise
Terence Wise
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Terence Wise	Chief Executive Officer (Principal Executive Officer), Director	February 24, 2021
Terence Wise

/s/ Anthony Camarda	Chief Financial Officer (Principal Financial Officer), Chief Accounting Officer (Principal Accounting Officer)	February 24, 2021
Anthony Camarda

/s/ Sangita Shah	Director	February 24, 2021
Sangita Shah

/s/ Howard Morgan	Director	February 24, 2021
Howard Morgan

/s/ James Ziglar	Director	February 24, 2021
James Ziglar